February 26, 1997

Atlantic Pharmaceuticals
2 Cypress Point Road
Half Moon Bay, CA 94019

Dear Sirs:

            Reference is made to our recent discussions relating to a proposed offering of units (the "Units") of Premium Preferred stock(TM) to be issued by Atlantic Pharmaceuticals, Inc. (the "Company") as hereinafter described. Based upon our discussions, financial materials which you have submitted to us and representations which you have made to us describing the Company and its principals, the present and proposed business activities of the Company and the Company's operations and financial condition, we hereby confirm in principle our interest in acting as placement agent (the "Placement Agent"), on a "best efforts" basis, of a private placement offering of the Company's Units (the "Offering"), upon the following basic terms and conditions:

            1. The Placement Agent will introduce the Company to "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Act") for the purchase of Units and the Company will sell directly to such purchasers a minimum of 20 Units (the "Minimum Offering") and a maximum of <75> Units (the "Maximum Offering"), with an option in favor of the Placement Agent to offer up to an additional 25 Units to cover over-allotments. Each Unit will consist of 10,000 shares of Premium Preferred Stock, stated value $10.00 per share, of the Company (the "Preferred Stock"). The rights and preferences of the Preferred Stock are substantially as set forth in Exhibit A hereto.

            2. Subject to market and other conditions at the time of the Offering contemplated herein, the Units will be offered at $100,000 per Unit (the "Initial Offering Price").

            3. An escrow agent reasonably acceptable to the Company shall be designated by the Placement Agent to hold subscriptions for the benefit of customers pending the closing of the Offering. The final closing date of the Offering will occur no later than sixty (60) days following the date of offering memorandum (the
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"Memorandum"), subject to extension at the option of the Placement Agent for an additional sixty (60) days (the "Final Closing Date"). In the event that valid subscriptions for at least 20 Units are not received by the Final Closing Date, subscriptions will be released from escrow and returned to customers, with interest. Upon receipt of the Minimum Offering amount, with the consent of the Placement Agent, the Company will hold a closing (the "Initial Closing") and will hold subsequent closings on an interim basis until the Maximum Offering amount (including any over-allotment amount) has been reached or until the Final Closing Date, whichever is earlier.

            4. Pending completion or termination (pursuant to paragraph B below) of the Offering, the Company agrees that it will not negotiate with any other person or entity relating to a possible public or private offering or placement of its securities except that the Company may offer <sell and issue> up to 1,000,000 shares in the aggregate in connection with strategic corporate partnering transactions.

            5. The Company will, as soon as practicable, but not later than 30 days after the Final Closing Date, (a) file a shelf registration statement (the "Shelf Registration Statement") with respect to (i) the Common Stock issuable upon conversion of the Preferred Stock and (ii) the shares of Common Stock issuable upon exercise of the Placement and Advisory Warrants (as defined in paragraphs 9 and 12 below) (together, the "Registrable Capital Stock") with the SEC and use its best efforts to have such Shelf Registration Statement declared effective by the SEC prior to the date which is 75 days after the Final Closing Date (subject to penalties for failure to effect such registration in the time frames required) and (b) cause such Shelf Registration Statement to remain effective until such date as the holders of the securities have completed the distribution described in the Shelf Registration Statement or at such time that such shares are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such holders. If requested by the Placement Agent, and in accordance with applicable securities laws, the Shelf Registration Statement shall cover the direct sale of such Registrable Capital Stock to the holders of such securities. The Registrable Capital Stock will be subject to a staggered "lock-up" as may be deemed advisable by the Placement Agent.


            6. The Placement Agent will receive cash commissions equal to 9% of the price of the Units issued in the Offering (the "Cash Commissions"). The Placement Agent may, in its discretion, retain other placement agents, who shall be members in good standing of the National Association of Securities Dealers, Inc. ("NASD)"), to act as selected dealers in placing the Units. Such other placement agents will be compensated by the Placement Agent out of its commissions. The Company has advised the Placement Agent that no person is entitled, directly or
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indirectly, to compensation from the Company for services as a finder in connection with the proposed Offering or any other transaction contemplated by this Letter of Intent.

            7. Pending completion of the Offering and for a 30 day period thereafter, the Company will not issue press releases or engage in other publicity without advising the Placement Agent in advance. The Company shall make a Rule 135(c) (under the Securities Act of 1933 as amended) announcement prior to the commencement of the Offering. During the eighteen months following the completion of the Offering contemplated herein, the Company shall not, without the prior written consent of the Placement Agent, offer or sell any of its securities in reliance on Regulation S of the Securities Act of 1933, as amended. During the 18 month period following the completion of the Offering, the Placement Agent shall have the right of first refusal to act as placement agent for the private offering of any securities of the Company <except that the Company may offer, sell and issue up to 1,000,000 shares in the aggregate in connection with strategic corporation partnering transactions>. During the 18 month period following the completion of the Offering, the Company will not extend the expiration date or lower the exercise or the conversion price of any options, warrants or convertible securities, without the prior written consent of the Placement Agent. The Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder without the express written consent of the Placement Agent and such person.

            8. The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with the proposed Offering, including but not limited to, the costs of preparing and printing the Memorandum and all exhibits thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus: the costs of preparing, printing and filing with the Securities and Exchange Commission (the "SEC") the Shelf Registration Statement and amendments, post-effective amendments and supplements thereto; preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus: preparing, printing and delivering (including by facsimile) all selling documents, including but not limited to the Private Placement Memorandum, Placement Agency Agreements, subscription agreements, warrant agreements, blue sky memorandum and stock and warrant certificates; blue sky fees, filing fees and legal fees and disbursements of our counsel in connection with blue sky matters; fees and disbursements of the transfer and warrant agent; the cost of a total of two sets of bound closing volumes for the Placement Agent and its counsel; and the cost of three tombstone advertisements, at least one of which shall be in a national business newspaper and one of which shall be in a major New York newspaper (or at the Placement Agent's option, 40 lucite deal mementos)(collectively, the "Company Expenses"). The Company agrees to use a printer designated by the Placement Agent
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and which is reasonably acceptable to the Company. The Company shall pay to the
Placement Agent a non-accountable expense allowance equal to 4% of the total proceeds of the Offering (the "Expense Allowance"), of which $20,000 shall be due and payable upon the execution of this Letter of Intent and of which another $20,000 shall be due and payable upon the date that the Memorandum is completed, to cover the cost of our mailing, telephone, telegraph, travel, due diligence meetings and other similar expenses including legal fees of our counsel (other than legal fees in connection with blue sky matters as to which fees you shall be responsible). Such prepaid expense allowances shall be non-refundable. If the proposed financing is not completed because the Company prevents it or because of a breach by the Company of any covenants, representations or warranties contained herein which is not cured within 15 days of written notice, the Company shall pay to the Placement Agent a fee of $100,000 (in addition to the Company Expenses for which the Company shall in all events remain liable and the prepaid expense allowance).

            9. Upon the Final Closing of the sale of the Units being offered, the Company will grant to the Placement Agent and/or its designees (i) warrants (the "Placement Warrants") to purchase additional Units equal to 10% of the Units sold in the Offering exercisable for a period of ten years commencing six months after the Final Closing Date at an exercise price equal to 110% of the initial offering price of the Units. The securities underlying the Placement Warrants will not be subject to mandatory conversion or redemption by the Company nor will they be callable by the Company. The Placement Warrants cannot be transferred, sold, assigned or hypothecated for six months except that they may be assigned in whole or in part during such period to any NASD member participating in the Offering or any officer or employee of the Placement Agent or any such NASD member. The Placement Warrants will contain a cashless exercise feature, antidilution provisions and the right to have the Common Stock underlying the Placement Warrants included on the Shelf Registration Statement.

            10. If requested by the Placement Agent, the Company will use its best efforts to obtain from its 5% stockholders, executive officers and Directors of the Company an agreement that, for a period of up to thirteen months from the closing of the Offering, they will not sell, assign or transfer any of their shares of the Company's securities without the Placement Agent's prior written consent.

            11. The Cash Commissions, Expenses Allowance and Placement and Advisory Warrants as set forth in this letter of intent will apply to investors introduced to the Company by the Placement Agent who invest in the Company during the twelve months following the Final Closing Date of the Offering. In addition, upon the closing of the Offering, the Company and the Placement Agent will enter into an engagement agreement whereby Paramount will act as the Company's non-exclusive financial
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advisor. Such engagement agreement will provide that Paramount receive a retainer equal to $4,000 for each month of engagement, with a minimum engagement period of twenty-four months (the "Engagement Period"), out-of-pocket expenses and standard success fees. <To the extent that the terms of both the Placement Agency Agreement and the engagement agreement require payment of a fee or other amount to the Placement Agent by the Company with respect to a particular transaction, the terms of the Placement Agency Agreement shall govern and payment of the fee required by the Placement Agency Agreement shall be paid in lieu of the fee required by the engagement agreement.>

            12. The Company shall not use any proceeds from the Offering to repay any indebtedness of the Company, including but not limited to any indebtedness to current executive officers or principal stockholders of the Company, but excluding accounts payable incurred in the ordinary course.

            13. To the extent that this letter of intent, the proposed Placement Agency Agreement and related documents (the "Placement Documents") conflicts with any other agreements entered into between the Company and the Placement Agent, the terms of the Placement Documents shall prevail.

            The foregoing is only a brief outline of the proposed financing and each of the foregoing terms must be interpreted in the form in which it finally appears in the proposed Placement Agency Agreement and related documents. We will, of course, continue to conduct our due diligence investigation of the Company until the Offering is completed, and such due diligence investigation shall, in all events, be subject to our satisfaction as to which we shall be to sole judge. While it is the intention of the parties hereto that the Offering of the Company's Units be made, this letter cannot in any way be construed as a commitment by us to complete the placement of the Units and we may, in our sole judgement and discretion, determine at any time not to proceed with the Offering. This letter shall be conditioned in its entirety upon the execution and delivery of a satisfactory Placement Agency Agreement between the Company and us (and this letter is not to be construed as such a contract nor as an agreement to enter into such contracts) to be entered into immediately prior to the time of the Offering and shall be conditioned further upon compliance by the Company with the terms contained in this letter and in such Placement Agency Agreement. The provisions of paragraphs 4, 8 and 9 hereof shall, however, be effective and binding upon the execution hereof.
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            If the foregoing conforms to your understanding, please sign, date and return to us the enclosed copy of this letter.


                                           Very truly yours,

                                           PARAMOUNT CAPITAL, INC.


                                           By:
                                              -------------------------------
                                               Lindsay A. Rosenwald, M.D.
                                               Chairman


The foregoing is in conformity with our understanding:
ATLANTIC PHARMACEUTICALS, INC.


By: /s/ J.D. Lindjord
   ----------------------------------------
   J.D. Lindjord
   President and Chief Executive Officer
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                                                                       EXHIBIT A


               RIGHTS AND PREFERENCES OF PREMIUM PREFERRED STOCK(TM)


Premium Preferred Stock(TM)

The Company will file a Certificate of Designation designating 825,000 shares of Preferred Stock as Premium Preferred Stock(TM) (the "Preferred Stock"). Giving effect to the sale of the Minimum Offering, 200,000 shares of Preferred Stock will be fully paid, validly issued and non-assessable. Giving effect to the sale of the Maximum Offering, 500,000 shares of Preferred Stock will be fully paid, validly issued and non-assessable. The stated value per share of Preferred Stock shall be $10.00.

                   Voting

The holders of the Preferred Stock will have the right at all meetings of the stockholders to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such shares at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. As long as a majority of the shares of Preferred Stock remain outstanding, the holders of 66-2/3% of the outstanding shares of the Preferred Stock will be entitled to (i) approve any securities issued by the Company which are senior to or on parity with the Preferred Stock with respect to liquidation or dividends, (ii) approve any securities issued by the Company which are senior to the Preferred Stock with respect to voting (except for class voting rights required by law), (iii) approve any alteration or change to the rights, preferences or privileges of the Preferred Stock, (iv) approve any liquidation, dissolution, sale of substantially all of the assets of the Company, (v) approve the incorporation of any subsidiary company, (vi) approve any transactions between the Company and its affiliates <other than transactions between the Company and its subsidiaries in the ordinary course of business> and (vii) approve the issuance of any debt securities of the Company in excess in the aggregate of $60,000, excluding equipment lease lines.

                  Dividends

The holders of the Preferred Stock shall be entitled to receive dividends as, when and if declared by the Board of Directors out of funds legally available therefor. No dividend or distribution, as the case may be, shall be declared or paid on any junior stock until all accrued and unpaid dividends have been paid on the Series A Preferred Stock. In addition, no dividend or distribution, as the case may be, shall be declared or paid on any junior stock unless the same is paid to the Preferred Stock. In addition, following the Reset Date (as defined below), the Preferred Stock will be entitled to a payment-in-kind dividend of 10% per annum, payable semi-annually.
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                  Liquidation

Upon (i) a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or (ii) a sale or other disposition of all or substantially all of the assets of the Company (a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Preferred Stock then outstanding will first be entitled to receive, pro rata (on the basis of the number of shares of the Preferred Stock then outstanding), in preference to the holders of the Common Stock and any other series of preferred stock, an amount per share equal to $13 plus accrued but unpaid dividends, if any. Mergers and similar events in which a majority of the voting control of the Company's capital stock is transferred will be treated similarly with respect to the merger consideration.

                  Conversion

The Preferred Stock will be converted into Common Stock at an initial conversion price (the "Preferred Conversion Price") equal to the lesser of (i) $5.85 and
(ii) 85% of the average closing bid price of the Common Stock on the Nasdaq Small Cap Market for the thirty consecutive trading days immediately preceding
(i) the initial closing date (the "Initial Closing Date"), (ii) any interim closing date (each an "Interim Closing Date") or (iii) the final closing date (the "Final Closing Date") of this Offering, whichever is lowest.

The Preferred Stock may be converted at the option of the holder at any time after the initial issuance date of the Preferred Stock for fully paid nonassessable shares of Common Stock.

The Preferred Conversion Price is subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of shares of Common Stock outstanding and upon the occurrence of below market and below conversion price issuances.

In addition, the conversion price in effect immediately prior to the date that is 12 months after the Final Closing Date (the "Reset Date") will be adjusted and reset effective as of the Reset Date if the average closing price for the 20 consecutive trading days immediately preceding the Reset Date (the "12-Month Trading Price") is less than 130% of the then applicable conversion price (a "Reset Event"). Upon the occurrence of a Reset Event, the then applicable Preferred Conversion Price will be reduced to be equal to the greater of (i) the 12-Month Trading Price divided by 1.3 and (ii) 50% of the then applicable Preferred Conversion Price.
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                  Mandatory Conversion

Unless converted earlier, the Company has the right at any time after the Reset Date to cause the Preferred Stock to be converted, in whole or in part, on a pro rata basis, into shares of Common Stock if the closing price of the Common Stock shall have exceeded 200% of the then applicable Preferred Conversion Price for at least 20 trading days in any 30 consecutive trading day period.